Exhibit 99.1

TUCOWS TO ACQUIRE CRITICAL PATH’S HOSTED MESSAGING
INFRASTRUCTURE AND CUSTOMER BASE

—Tucows diversifies revenue stream, adds customers and grows infrastructure —

TORONTO, CANADA (December 14, 2005) - Tucows Inc. (AMEX:TCX, TSX:TC) today announced that it has signed a definitive agreement with Critical Path, Inc. to acquire substantially all of Critical Path’s hosted messaging assets, including the customer base, hosted messaging communications infrastructure, and other related assets, such as goodwill and a software license for MemovaTM Messaging, for up to US $8.0 million in cash plus the assumption of some related contractual liabilities.  Tucows will maintain the hosted messaging data centers in Denver, Colorado and London, England.  Tucows will also offer employment to the majority of Critical Path’s hosted messaging operations and support teams located in Toronto, Ontario.

“With this acquisition, Tucows becomes a leader in hosted email, especially hosted email for Internet service providers and web hosting companies,” said Elliot Noss, President and CEO, Tucows Inc.  “It is consistent with our strategy to be a leading provider of Internet services to service providers. It will deepen our relationships with existing customers, add a number of new service provider customers and further diversify our revenue streams.”

“We believe our plan will result in a seamless transition for our new customers” said David Woroch, Vice President of Sales & Marketing, Tucows Inc. “We intend to grow the hosted email business by providing a greater customer experience through our focus on the needs of our service provider customers and leveraging the features of the Memova Messaging software.”

“We are excited about the relationship with Tucows,” said Mark Ferrer, CEO and Chairman, Critical Path. “It gives Critical Path the ability to continue to offer multiple delivery options for our software, while allowing us to focus on our core strength – software development.”

The acquisition will be accounted for as a purchase transaction and has been approved by both companies’ boards of directors. The acquisition is anticipated to close January 3, 2006, and is subject to standard closing provisions and conditions.

A podcast and a FAQ concerning this announcement are available here:  http://resellers.tucows.com/about/investor/he1

About Tucows

Tucows Inc. (AMEX:TCX, TSX:TC) provides Internet services and download libraries through a global distribution network of 6,000 service providers.  This distribution network primarily consists of web hosting companies, ISPs (Internet Service Providers) and other Internet related service companies.  These companies use Tucows’ provisioned services to offer solutions to their customers: enterprises, small and medium businesses and consumers.  Tucows is an accredited registrar with ICANN (the Internet Corporation for Assigned Names and Numbers) and earns most of its revenue from domain name registration services plus hosted email, spam and virus protection, Blogware, website building tools, the Platypus Billing System and digital certificates.  For more information, please visit: www.tucowsinc.com

Contact:
Hilda Kelly
Investor Relations

Tucows Inc.
416-538-5493
ir@tucows.com

This news release contains, in addition to historical information, forward-looking statements related to such matters as (i) the expected closing date of the acquisition, (ii) Tucows’ expectations that both companies will benefit from the transaction, (iii) Tucows’ expectation that the acquisition will be immediately accretive to cash flow from operations, and (iv) Tucows’ belief that the ability to offer its customers the additional functionality will significantly contribute to maximizing the value of its customer relationships. Such statements are based on management’s current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Information about potential factors that could affect Tucows’ business, results of operations and financial condition is included in the Risk Factors sections of Tucows’ filings with the Securities and Exchange Commission. All forward-looking statements included in this document are based on information available to Tucows as of the date of this document, and Tucows assumes no obligation to update such forward-looking statements.

TUCOWS is a registered trademark of Tucows Inc. or its subsidiaries. All other trademarks and service marks are the properties of their respective owners.